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                                                                    Exhibit 23.4



                         REPORT OF INDEPENDENT AUDITORS



Board of Governors


Medical Inter-Insurance Exchange



Board of Directors


New Jersey State Medical Underwriters, Inc.



We have reviewed the accompanying combined balance sheet of Medical Inter-Insurance Exchange and subsidiaries and New Jersey State Medical Underwriters, Inc. as of June 30, 1998, and the related combined statements of income and cash flows for the six-month period ended June 30, 1997 and 1998, and the combined statement of equity for the six-month period ended June 30, 1998. These financial statements are the responsibility of the Company's management.



We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we no not express such an opinion.



Based on our reviews, we are not aware of any material modifications that should be made to the accompanying combined financial statements referred to above for them to be in conformity with generally accepted accounting principles.



We have previously audited, in accordance with generally accepted auditing standards, the combined balance sheets of Medical Inter-Insurance Exchange and subsidiaries and New Jersey State Medical Underwriters, Inc. as of December 31, 1996 and 1997, and the related combined statements of income, equity, and cash flows for each of the three years in the period ended December 31, 1997, not presented herein, and in our report dated March 25, 1998, we expressed an unqualified opinion on those combined financial statements. In our opinion, the information set forth in the accompanying combined balance sheet as of December 31, 1997, is fairly stated, in all material respects, in relation to the combined balance sheet from which it has been derived.


                                        /s/ Ernst & Young LLP


New York, New York


September 2, 1998


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